Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2006, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-132414) and related Prospectus of Golfsmith International Holdings, Inc. dated May 22, 2006.
/s/ Ernst & Young LLP
Austin, Texas
May 22, 2006